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                                                                     EXHIBIT 5.1

                                 LAW OFFICES OF
                          PILLSBURY MADISON & SUTRO LLP

                              POST OFFICE BOX 7880
                         SAN FRANCISCO, CALIFORNIA 94120
                            TELEPHONE (415) 983-1000
                            TELECOPIER (415) 983-1200







                                                                    May 4, 2000


Incyte Pharmaceuticals, Inc.
3174 Porter Drive
Palo Alto, CA 94304

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel for Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $200,000,000 aggregate principal amount of 5.5% Convertible Subordinated Notes due 2007 (the "Notes"), and the shares of common stock, $.001 par value (the "Common Stock"), of the Company as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as amended, is herein referred to as the "Registration Statement.")

        We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of February 4, 2000 between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                       Very truly yours,

                                       PILLSBURY MADISON & SUTRO LLP